Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226

Contact:  Mark R. Gerke
Chief Financial Officer
414.459.4012
markgerke@wsbonline.com

Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Year Ended December 31, 2017.
WAUWATOSA, WI – 01/30/2018 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $3.1 million, or $0.11 per diluted share for the quarter ended December 31, 2017 compared to $6.4 million, or $0.23 per diluted share for the quarter ended December 31, 2016.  Net income for the year ended December 31, 2017 totaled $26.0 million, or $0.93 per diluted share compared to $25.5 million, or $0.93 per diluted share for the year ended December 31, 2016.  The fourth quarter and year to date 2017 results of operations each include a $2.7 million charge to income tax expense related to the Company's deferred tax asset revaluation that resulted from recent legislation that reduced the corporate federal income tax rate.  Excluding the impact of this revaluation, net income per diluted share(1) for the quarter and year ended December 31, 2017 were $0.21 and $1.03, respectively.
"We achieved record pre-tax earnings in 2017 fueled by a 36% increase in the pre-tax earnings of our Community Banking segment," said Douglas Gordon, CEO of Waterstone Financial, Inc. "Annual loan growth of 9.7%, combined with a 13.6% increase in our net interest margin drove the record profits.  Our Mortgage Banking segment, coming off record earnings in 2016, faced margin compression during 2017 as the lack of refinance business increased price competition within the industry.  Mortgage Banking segment earnings were also hampered by the expense associated with 11 new branches opened since the fourth quarter of 2016.  The strength of our consolidated earnings, and capital, gave us the ability to pay dividends totaling $0.98 per share to our shareholders during 2017".

Highlights of the Quarter and Year Ended December 31, 2017

Waterstone Financial, Inc. (Consolidated)

•	Consolidated pre-tax income of Waterstone Financial, Inc. totaled $9.2 million for the quarter ended December 31, 2017, compared to $10.6 million for the quarter ended December 31, 2016.
•	Consolidated pre-tax income of Waterstone Financial, Inc. totaled $44.4 million for the year ended December 31, 2017, compared to $42.0 million for the year ended December 31, 2016.
•
Consolidated return on average assets totaled 0.67% for the quarter ended December 31, 2017 compared to 1.44% for the quarter ended December 31, 2016. Adjusted for the deferred tax revaluation, consolidated return on average assets(1) totaled 1.26% for the quarter ended December 31, 2017.

•
Consolidated return on average assets totaled 1.43% for the year ended December 31, 2017 compared to 1.45% for the year ended December 31, 2016. Adjusted for the deferred tax revaluation, consolidated return on average assets(1) totaled 1.58% for the year ended December 31, 2017.

•	Dividends declared and paid totaled $0.98 per share during the year ended December 31, 2017.

(1)	For notes on non-GAAP financial measures, see pages 3 and 7

Community Banking Segment

•	Pre-tax income of the segment totaled $7.4 million for the quarter ended December 31, 2017, which represents a 16.3% increase compared to $6.4 million for the quarter ended December 31, 2016.
•	Pre-tax income of the segment totaled $28.6 million for the year ended December 31, 2017, which represents a 36.1% increase compared to $21.0 million for the year ended December 31, 2016.
•
Net interest income of the segment totaled $13.4 million for the quarter ended December 31, 2017, which represents an 11.8% increase compared to $12.0 million for the quarter ended December 31, 2016.  The increase in net interest income, which was driven by loan growth along with a decrease in borrowing costs, drove our net interest margin to 3.08% for the quarter ended December 31, 2017 compared to 2.88% for the quarter ended December 31, 2016.

•
Average loans held for investment totaled $1.27 billion during the quarter ended December 31, 2017, which represents an increase of $111.6 million, or 9.6% over the comparable quarter in the prior year.

•	Total loans held for investment increased $30.7 million, or 2.4%, to $1.29 billion at December 31, 2017 compared to $1.26 billion at September 30, 2017.
•	Total deposits increased $10.6 million, or 1.1%, to $967.4 million at December 31, 2017 compared to $956.8 million at September 30, 2017.
•
Driven by margin expansion and continued cost control efforts, the efficiency ratio for the segment improved to 48.4% for the quarter ended December 31, 2017, compared to 51.0% for the quarter ended December 31, 2016.

•	Nonperforming assets as percentage of total assets decreased to 0.59% as of December 31, 2017, compared to 0.62% at September 30, 2017 and 0.89% at December 31, 2016.

Mortgage Banking Segment

•	Pre-tax income of the segment totaled $1.8 million for the quarter ended December 31, 2017, which represents a 58.1% decrease compared to $4.3 million for the quarter ended December 31, 2016.
•	Pre-tax income of the segment totaled $15.8 million for the year ended December 31, 2017, which represents a 24.2% decrease compared to $20.9 million for the year ended December 31, 2016.
•
Loans originated for the purpose of sale in the secondary market decreased $45.5 million, or 7.3%, to $577.0 million during the quarter ended December 31, 2017, compared to $622.5 million for the quarter ended December 31, 2016.  The decrease in originations was driven by a 45.6% decrease in the origination of loans made for the purpose of mortgage refinance.  Driven by an expansion of our branch network, origination volumes of loans made for the purpose of residential purchases increased 6.3% compared to the comparative quarter in the prior year.  Our origination efforts continue to be focused on loans made for the purpose of residential purchases, as opposed to mortgage refinance.  Origination volume relative to purchase activity accounted for 87% of originations for the quarter ended December 31, 2017 compared to 77% of total originations for the quarter ended December 31, 2016. Origination volume relative to purchase activity accounted for 89% and 83% of total originations for the year ended December 31, 2017 and 2016, respectively.

•	Year to date origination volume increased approximately 5% to $2.5 billion during 2017.
•	Gross margins on loans sold decreased approximately 3% during the quarter ended December 31, 2017, compared to the quarter ended December 31, 2016.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. (NASDAQ: WSBF) is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa, Brookfield, Fox Point/North Shore, Franklin/Hales

Corners, Germantown/Menomonee Falls, Greenfield, Oak Creek, Oconomowoc/Lake Country, Pewaukee, Waukesha/Brookfield, and West Allis, Wisconsin and a commercial lending office in Minneapolis, Minnesota. WaterStone Bank is the parent company to Waterstone Mortgage, which offers mortgage banking offices in 24 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates" or "believes."  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in the allowance for loan losses, (iii) Waterstone's ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone's most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone's subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone's belief as of the date of this press release.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company's management uses these non-GAAP financial measures, including earnings per share excluding deferred tax revaluation, return on average assets excluding deferred tax revaluation, return on average assets excluding non-fundamental items, and return on average equity excluding deferred tax revaluation to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to adjust for non-recurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company's core business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	For The Three Months Ended December 31,		For The Year Ended December 31,
	2017	2016	2017	2016
	(In Thousands, except per share amounts)
Interest income:
Loans	$15,746	14,574	60,824	57,185
Mortgage-related securities	625	677	2,646	3,048
Debt securities, federal funds sold and short-term investments	945	811	3,625	3,503
Total interest income	17,316	16,062	67,095	63,736
Interest expense:
Deposits	2,125	1,887	7,739	7,364
Borrowings	1,867	2,204	8,623	12,928
Total interest expense	3,992	4,091	16,362	20,292
Net interest income	13,324	11,971	50,733	43,444
Provision for loan losses	-	40	(1,166)	380
Net interest income after provision for loan losses	13,324	11,931	51,899	43,064
Noninterest income:
Service charges on loans and deposits	477	490	1,625	2,232
Increase in cash surrender value of life insurance	331	321	1,807	1,767
Loss on sale of available for sale securities	-	-	(107)	-
Mortgage banking income	27,270	29,923	120,044	121,069
Other	103	423	1,044	1,297
Total noninterest income	28,181	31,157	124,413	126,365
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	23,352	24,088	97,084	95,056
Occupancy, office furniture, and equipment	2,591	2,273	10,178	9,347
Advertising	919	769	3,333	2,743
Data processing	585	623	2,439	2,520
Communications	390	374	1,560	1,462
Professional fees	703	649	2,656	2,135
Real estate owned	121	55	379	399
FDIC insurance premiums	133	115	499	615
Other	3,524	3,495	13,751	13,158
Total noninterest expenses	32,318	32,441	131,879	127,435
Income before income taxes	9,187	10,647	44,433	41,994
Income tax expense	6,072	4,248	18,469	16,462
Net income	$3,115	6,399	25,964	25,532
Income per share:
Basic	$0.11	0.23	0.95	0.94
Diluted	$0.11	0.23	0.93	0.93
Weighted average shares outstanding:
Basic	27,522	27,217	27,467	27,037
Diluted	27,914	27,699	27,899	27,374

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
	December 31,	December 31,
	2017	2016
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$22,306	$7,878
Federal funds sold	17,034	26,828
Interest-earning deposits in other financial institutions and other short term investments	9,267	12,511
Cash and cash equivalents	48,607	47,217
Securities available for sale (at fair value)	199,707	226,795
Loans held for sale (at fair value)	149,896	225,248
Loans receivable	1,291,814	1,177,884
Less: Allowance for loan losses	14,077	16,029
Loans receivable, net	1,277,737	1,161,855

Office properties and equipment, net	22,941	23,655
Federal Home Loan Bank stock (at cost)	16,875	13,275
Cash surrender value of life insurance	65,996	61,509
Real estate owned, net	4,558	6,118
Prepaid expenses and other assets	20,084	24,947
Total assets	$1,806,401	$1,790,619

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$129,597	$120,371
Money market and savings deposits	148,804	162,456
Time deposits	688,979	666,584
Total deposits	967,380	949,411

Borrowings	386,285	387,155
Advance payments by borrowers for taxes	4,876	4,716
Other liabilities	35,756	38,647
Total liabilities	1,394,297	1,379,929

Shareholders' equity:
Common stock	295	294
Additional paid-in capital	326,655	322,934
Retained earnings	183,358	184,565
Unearned ESOP shares	(18,991)	(20,178)
Accumulated other comprehensive loss, net of taxes	(477)	(378)
Cost of shares repurchased	(78,736)	(76,547)
Total shareholders' equity	412,104	410,690
Total liabilities and shareholders' equity	$1,806,401	$1,790,619

Share Information
Shares Outstanding	29,501	29,430
Book Value per share	$13.97	$13.95
Closing market price	$17.05	$18.40
Price to book ratio	122.05%	131.85%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$13,324	13,033	12,481	11,895	11,971
Provision for loan losses	-	20	25	(1,211)	40
Total noninterest income	28,181	33,054	37,241	25,937	31,157
Total noninterest expense	32,318	34,316	36,187	29,058	32,441
Income before income taxes	9,187	11,751	13,510	9,985	10,647
Income tax expense	6,072	4,362	4,622	3,413	4,248
Net income	$3,115	7,389	8,888	6,572	6,399
Income per share – basic	$0.11	0.27	0.32	0.24	0.23
Income per share – diluted	$0.11	0.26	0.32	0.24	0.23
Dividends declared per share	$0.12	0.12	0.62	0.12	0.12

Performance Ratios:
Return on average assets - QTD	0.67%	1.56%	1.99%	1.54%	1.44%
Return on average equity - QTD	2.98%	7.12%	8.70%	6.44%	6.19%
Net interest margin - QTD	3.08%	2.95%	3.00%	2.97%	2.88%
Community Banking Segment
Efficiency ratio - QTD	48.36%	47.78%	48.76%	55.69%	51.00%

Return on average assets - YTD	1.43%	1.70%	1.77%	1.54%	1.45%
Return on average equity - YTD	6.32%	7.42%	7.56%	6.44%	6.33%
Net interest margin - YTD	3.00%	2.97%	2.98%	2.97%	2.64%
Community Banking Segment
Efficiency ratio - YTD	49.98%	50.56%	52.09%	55.69%	55.40%

Asset Quality Ratios:
Past due loans to total loans	0.45%	0.71%	0.74%	0.71%	0.70%
Non accrual loans to total loans	0.47%	0.56%	0.70%	0.67%	0.84%
Non performing assets to total assets	0.59%	0.62%	0.71%	0.76%	0.89%

GAAP RECONCILIATION TO NON-GAAP
FINANCIAL MEASURES
(Unaudited)
	For the Three Months Ended	For the Year Ended
	December 31,	December 31,
	2017	2017
	(In thousands, except per share amounts)
Net income	$3,115	25,964
Deferred tax asset revaluation	2,718	2,718
Net income excluding deferred tax asset revaluation	$5,833	$28,682
Diluted weighted average shares outstanding	27,914	27,899

Net income per diluted share	$0.11	$0.93
Deferred tax asset revaluation adjustment	$0.10	$0.10
Net income per diluted share excluding deferred tax asset revaluation	$0.21	$1.03

Net income excluding deferred tax asset revaluation	$5,833	$28,682
Average assets	1,837,634	1,810,234

Return on average assets	0.67%	1.43%
Deferred tax asset revaluation adjustment	0.59%	0.15%
Return on average assets excluding deferred tax asset revaluation	1.26%	1.58%

Net income excluding deferred tax asset revaluation	$5,833	$28,682
Average equity	414,762	410,937

Return on average equity	2.98%	6.32%
Deferred tax asset revaluation adjustment	2.60%	0.66%
Return on average equity excluding deferred tax asset revaluation	5.58%	6.98%